Exhibit 12.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, CA 92130 www.sheppardmullin.com

December 29, 2025

Daré Bioscience, Inc.

Attn: Board of Directors

3655 Nobel Drive, Suite 260

San Diego, CA 92122.

Re: Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Daré Bioscience, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of (i) up to 4,854,000 units (the “Investor Units”), each consisting of one share of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (“Preferred Stock”), and two warrants (the “Investor Warrants”), each to purchase one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (ii) up to 9,708,000 shares of Common Stock issuable upon conversion of the Preferred Stock and up to 9,708,000 shares of Common Stock issuable upon exercise of the Investor Warrants, in each case, that are part of the Investor Units; (iii) warrants (the “Agent Unit Warrants”) to purchase up to 145,620 units (the “Agent Units”), each Agent Unit consisting of one share of Preferred Stock and two warrants (the “Agent Common Warrants”), each to purchase one share of Common Stock; (iv) up to 145,620 shares of Preferred Stock issuable upon exercise of the Agent Unit Warrants and up to 291,240 Shares of Common Stock issuable upon conversion of such shares of Preferred Stock; and (v) up to 291,240 Agent Common Warrants issuable upon exercise of the Agent Unit Warrants and up to 291,240 shares of Common Stock issuable upon exercise of the Agent Common Warrants, in each case, pursuant to the Company’s Offering Statement on Form 1-A (as the same may be amended from time to time, the “Offering Statement”) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 11, 2025, and the offering circular that forms a part thereof (as the same may be amended or supplemented from time to time, the “Offering Circular”).

The Investor Units, the Agent Unit Warrants, the Agent Units, the share of Preferred Stock, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, the Investor Warrants, the Agent Common Warrants, and the shares of Common Stock issuable upon exercise of the Investor Warrants and the Agent Common Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 17 of Part III of Form 1-A under the Act and this opinion is to be used only in connection with the offer and sale of the Securities while the Offering Statement is qualified (as such term is used in Regulation A promulgated under the Act).

In connection with this opinion letter, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Offering Statement and the Offering Circular, (ii) the Company’s certificate of incorporation and bylaws, in each case, as currently in effect, (iii) the form of (a) selling agency agreement to be entered into between the Company and Digital Offering, LLC (the “Selling Agency Agreement”), (b) Certificate of Designation of the Preferred Stock (the “Certificate of Designation”), (c) Investor Warrant, (d) Agent Unit Warrant, (e) Agent Common Warrant, and (f) subscription agreement to be executed and delivered by subscribers for Investor Units (the “Subscription Agreement,” and together with the Selling Agency Agreement, Investor Warrant, Agent Unit Warrant, and Agent Common Warrant (the “Offering Agreements”), in each case, filed as an exhibit to the Company’s Offering Statement on Form 1-A/A (Amendment No. 1) filed with the Commission on or about the date hereof, and (iv) such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We have assumed: the genuineness of all signatures, including endorsements; the legal capacity and competency of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies, including electronic, certified or photostatic copies; the authenticity of the originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization of each of the Offering Agreements by all persons other than the Company where authorization is a prerequisite to the effectiveness thereof; the due execution and delivery of each of the Offering Agreements (each of which will be executed and delivered after date hereof) by all persons where execution and delivery are prerequisites to the effectiveness thereof; and that the Certificate of Designation will be executed, acknowledged, and filed with the Secretary of State of the State of Delaware and will become effective, in each case, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we relied upon statements and representations of officers and other representatives of the Company and others and of public officials and have not independently verified such facts.

With regard to each opinion set forth below with respect to a security constituting a binding obligation of the Company, enforceable against the Company in accordance with its terms: (i) such opinions are subject to, and may be limited by: (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally; and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law; (ii) such opinions are subject to the qualification that: (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations; and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (iii) we express no opinion with respect to any provision of such securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to such securities; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; (i) authorizes or validates conclusive or discretionary determinations; or (j) provides that provisions thereof are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iv) we express no opinion as to whether a state court outside of the State of Delaware or a federal court of the United States would give effect to the choice of Delaware law or jurisdiction provided for in such securities.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Investor Units, when issued and sold in the manner described in the Offering Statement and in accordance with the terms of the Subscription Agreements, and assuming the Company receives payment therefor, will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Agent Units, when issued and sold in accordance with the terms of the Selling Agency Agreement, will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The shares of Preferred Stock that form a part of the Investor Units, when issued, will be validly issued, fully paid and non-assessable.

4. The shares of Preferred Stock issuable upon exercise of the Agent Units, when issued in accordance with the terms of the Agent Units and assuming the Company receives the exercise price therefor, will be validly issued, fully paid and non-assessable.

5. The Investor Warrants, when issued, will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Agent Common Warrants issuable upon exercise of the Agent Units, when issued in accordance with the terms of the Agent Units and assuming the Company receives the exercise price therefor, will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. The shares of Common Stock issuable upon conversion of the Preferred Stock, when issued in accordance with terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

8. The shares of Common Stock issuable upon exercise of the Investor Warrants and the Agent Common Warrants, when issued in accordance with terms of the Investor Warrants and the Agent Common Warrants, respectively, and assuming the Company receives the exercise price therefor, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we assumed that (i) if the shares of Preferred Stock or Common Stock are issued in certificated form, the certificates representing such shares will be duly authenticated, executed, countersigned and registered in the Company’s stock ledger, or if issued in uncertificated form, such shares will have been duly registered on the books of the transfer agent/registrar of the Company and the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, and (ii) upon the issuance of any shares of Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock the Company is then authorized to issue under its certificate of incorporation. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to securities of the Company and/or other matters cause the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock and/or upon exercise of the Investor Warrants and/or the Agent Common Warrants to be greater than the number of shares of Common Stock available for issuance by the Company.

The opinions which we render herein are expressly limited solely to those matters governed by the DGCL and is based on the DGCL as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and we express no opinion and provide no assurance with respect to any other laws or as to compliance with any federal or state securities law, rule or regulation or as to any matter pertaining to the contents of the Offering Statement or the Offering Circular, other than as expressly stated herein with respect to the issuance of the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Offering Statement. We also hereby consent to the reference to our firm in the “Legal Matters” section in the Offering Circular. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations under the Act.

This letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. Our opinions are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Respectfully,

/s/ Sheppard, Mullin, Richter & Hampton LLP

Sheppard, Mullin, Richter & Hampton LLP